CONSENT OF INDEPENDENT
                           REGISTERED PUBLIC ACCOUNTING FIRMS


To the Board of Directors
eAutoclaims, Inc.


We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form S-8 of our report dated September 24, 2004 on the financial statements of eAutoclaims, Inc. as of July 31, 2004 and our report dated September 24, 2004 on the financial statement schedule for each of the three years in the period ended July 31, 2004, which appear in such Prospectus. We also consent to the reference to our Firm under the captions "Experts" in such Prospectus.


GOLDSTEIN GOLUB KESSLER LLP
New York, New York

July 21, 2005